                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement on
Form S-3 of Milestone Scientific, Inc. and Subsidiaries of our report, dated
March 26, 2004, on our audit of the consolidated financial statements of
Milestone Scientific, Inc. and Subsidiaries for the year ended December 31,
2003, which report is included in the Annual Report on Form 10-KSB of Milestone
Scientific, Inc. and Subsidiaries for the year ended December 31, 2004. We also consent to the reference to our Firm under the caption "Experts."

                                                         /s/ J.H. Cohn LLP

Roseland, New Jersey
June 7, 2005